Exhibit 4.1

BURLINGTON NORTHERN SANTA FE CORPORATION

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 13, 2007

to

INDENTURE

Dated as of December 1, 1995

5.65 % Debentures due May 1, 2017

6.15 % Debentures due May 1, 2037

ARTICLE FIVE
ORIGINAL ISSUE OF DEBENTURES		11

Section 501.	Original Issue of 2017 Debentures.	11
Section 502.	Original Issue of 2037 Debentures.	11

ARTICLE SIX
MISCELLANEOUS		11

Section 601	Ratification of Indenture.	11
Section 602.	Trustee Not Responsible for Recitals.	11
Section 603.	Governing Law.	12
Section 604.	Separability.	12
Section 605.	Counterparts.	12

EXHIBIT A		14

EXHIBIT B		15

FIRST SUPPLEMENTAL INDENTURE, dated as of April 13, 2007 (this “Supplemental Indenture”), between Burlington Northern Santa Fe Corporation, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 2650 Lou Menk Drive, Fort Worth, Texas 76131-2830 (the “Company”), and The Bank of New York Trust Company, N.A., a national banking association (as successor in interest to J.P. Morgan Trust Company, N.A., as successor in interest to Bank One Trust Company, N.A., a successor in interest to The First National Bank of Chicago, as trustee (the “Trustee”).

WHEREAS, the Company executed and delivered the indenture, dated as of December 1, 1995, to the Trustee (as heretofore supplemented, the “Indenture”), to provide for the issuance of the Company’s debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of two new series of its debentures under the Indenture to be known as its “5.65 % Debentures due May 1, 2017” (the “2017 Debentures”) and “6.15% Debentures due May 1, 2037” (the “2037 Debentures”), the form and substance of each such series and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;

WHEREAS, the Board of Directors of the Company, pursuant to a resolutions duly adopted on December 8, 2005 and February 14, 2007, has duly authorized the issuance of the 2017 Debentures and the 2037 Debentures, and has authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Section 901(7) of the Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make each of the 2017 Debentures and the 2037 Debentures, each when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of each of the 2017 Debentures and the 2037 Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of each of the 2017 Debentures and the 2037 Debentures, the Company covenants and agrees, with the Trustee, as follows:

ARTICLE ONE

DEFINITIONS

Section 101. Definition of Terms.

Unless the context otherwise requires:

(a) each term defined in the Indenture has the same meaning when used in this Supplemental Indenture;

(b) the singular includes the plural and vice versa; and

(c) headings are for convenience of reference only and do not affect interpretation.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE 2017 DEBENTURES

Section 201. Designation and Principal Amount.

There is hereby authorized and established a series of Securities under the Indenture, designated as the “5.65% Debentures due May 1, 2017”, which is not limited in aggregate principal amount. The aggregate principal amount of the 2017 Debentures to be issued shall be as set forth in any Company order for the authentication and delivery of the 2017 Debentures, pursuant to Section 303 of the Indenture.

Section 202. Maturity.

The Stated Maturity of principal for the 2017 Debentures will be May 1, 2017.

Section 203. Further Issues.

The Company may from time to time, without the consent of the Holders of the 2017 Debentures, issue additional debentures of that series. Any such additional debentures will have the same ranking, interest rate, maturity date and other terms as the 2017 Debentures. Any such additional debentures, together with the 2017 Debentures herein provided for, will constitute a single series of Securities under the Indenture.

Section 204. Form and Payment.

Principal of, premium, if any, and interest on the 2017 Debentures shall be payable in U.S. dollars.

Section 205. Global Securities.

Upon the original issuance, the 2017 Debentures will be represented by one or more Global Securities registered in the name of Cede & Co., the nominee of The

Depository Trust Company (“DTC”). The Company will issue the 2017 Debentures in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will deposit the Global Securities with DTC or its custodian and register the Global Securities in the name of Cede & Co.

Section 206. Definitive Form

If (a) the Depository is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of notice thereof, (b) an Event of Default has occurred with regard to the 2017 Debentures and has not been cured or waived, or (c) the Company at any time and in its sole discretion determines not to have the 2017 Debentures represented by Global Securities, the Company may issue the 2017 Debentures in definitive form in exchange for such Global Securities. In any such instance, an owner of a beneficial interest in 2017 Debentures will be entitled to physical delivery in definitive form of 2017 Debentures, equal in principal amount to such beneficial interest and to have 2017 Debentures registered in its name as shall be established in a Company order.

Section 207. Interest.

The 2017 Debentures will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from April 13, 2007 at the rate of 5.65% per annum, payable semiannually; interest payable on each Interest Payment Date will include interest accrued from April 13, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are May 1 and November 1, commencing on November 1, 2007; and the record date for the interest payable on any Interest Payment Date is the close of business on April 15 or October 15, as the case may be, next preceding the relevant Interest Payment Date.

Section 208. Authorized Denominations.

The 2017 Debentures shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 209. Redemption.

The 2017 Debentures are subject to redemption at the option of the Company as set forth in the form of 2017 Debenture attached hereto as Exhibit A.

Section 210. Change of Control.

(a) Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem all 2017 Debentures in accordance with the redemption terms as set forth in the 2017 Debentures, the Company shall make an irrevocable offer to each Holder of 2017 Debentures to repurchase all or any part (in integral multiples of $1,000) of such Holder’s 2017 Debentures at a repurchase price in cash equal to 101% of the aggregate principal amount of 2017 Debentures repurchased plus any accrued and unpaid interest on the 2017 Debentures repurchased to, but not including, the date of repurchase.

(b) Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but in either case, after the public announcement of such Change of Control, the Company shall mail to each Holder of 2017 Debentures, with a copy to the Trustee, a notice:

(i) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(ii) offering to repurchase all 2017 Debentures tendered;

(iii) setting forth the payment date for the repurchase of the 2017 Debentures, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed;

(iv) if mailed prior to the date of consummation of the Change of Control, stating that the offer to repurchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in such notice;

(v) disclosing that any 2017 Debenture not tendered for repurchase will continue to accrue interest; and

(vi) specifying the procedures for tendering 2017 Debentures.

(c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2017 Debentures as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the 2017 Debentures, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the 2017 Debentures by virtue of such conflict.

(d) On the repurchase date following a Change of Control Repurchase Event, the Company shall, to the extent lawful:

(i) accept for payment all 2017 Debentures or portions thereof properly tendered pursuant to such offer;

(ii) deposit with the Trustee an amount equal to the aggregate purchase price in respect of all 2017 Debentures or portions thereof properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the 2017 Debentures properly accepted, together with an officers’ certificate of the Company stating the aggregate principal amount of 2017 Debentures or portions thereof being repurchased by the Company.

(e) The Trustee will promptly mail to each Holder of 2017 Debentures properly tendered, the purchase price for such 2017 Debentures, and the Trustee, upon the execution and delivery by the Company of such 2017 Debentures, will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new 2017 Debenture equal in principal amount to any unpurchased portion of any 2017 Debentures surrendered; provided that each new 2017 Debenture will be in a principal amount of an integral multiple of $1,000.

(f) The Company shall not be required to make an offer to repurchase the 2017 Debentures upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all 2017 Debentures properly tendered and not withdrawn under its offer.

(g) Solely for purposes of this Section 210 in connection with the 2017 Debentures, the following terms shall have the following meanings:

“Below Investment Grade Ratings Event” means that on any day within the 60-day period (which period shall be extended so long as the rating of the 2017 Debentures is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (i) the occurrence of a Change of Control; or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, the 2017 Debentures are rated below Investment Grade by each of the Rating Agencies. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of such ratings event).

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than the Company, its subsidiaries, or such subsidiaries’ employee benefit plans, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined Voting Power of the Company’s voting stock or other voting stock into which the Company’s voting stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agency” means (a) each of Moody’s and S&P; and (b) if either of Moody’s or S&P ceases to rate the 2017 Debentures or fails to make a rating of the 2017 Debentures publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company and as certified by the Company’s board of directors as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 211. Appointment of Agents.

The Trustee will initially be the Security Registrar and Paying Agent for the 2017 Debentures and will act as such only at its offices in New York, New York.

ARTICLE THREE

GENERAL TERMS AND CONDITIONS OF THE 2037 DEBENTURES

Section 301. Designation and Principal Amount.

There is hereby authorized and established a series of Securities under the Indenture, designated as the “6.15% Debentures due May 1, 2037”, which is not limited in aggregate principal amount. The aggregate principal amount of the 2037 Debentures to be issued shall be as set forth in any Company order for the authentication and delivery of the 2037 Debentures, pursuant to Section 303 of the Indenture.

Section 302. Maturity.

The Stated Maturity of principal for the 2037 Debentures will be May 1, 2037.

Section 303. Further Issues.

The Company may from time to time, without the consent of the Holders of the 2037 Debentures, issue additional debentures of that series. Any such additional debentures will have the same ranking, interest rate, maturity date and other terms as the 2037 Debentures. Any such additional debentures, together with the 2037 Debentures herein provided for, will constitute a single series of Securities under the Indenture.

Section 304. Form and Payment.

Principal of, premium, if any, and interest on the 2037 Debentures shall be payable in U.S. dollars.

Section 305. Global Securities.

Upon the original issuance, the 2037 Debentures will be represented by one or more Global Securities registered in the name of Cede & Co., the nominee of DTC. The Company will issue the 2037 Debentures in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will deposit the Global Securities with DTC or its custodian and register the Global Securities in the name of Cede & Co.

Section 306. Definitive Form

If (a) the Depository is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of notice thereof, (b) an Event of Default has occurred with regard to the 2037 Debentures and has not been cured or waived, or (c) the Company at any time and in its sole discretion determines not to have the 2037 Debentures represented by Global Securities, the Company may issue the 2037 Debentures in definitive form in exchange for such Global Securities. In any such instance, an owner of a beneficial interest in 2037 Debentures will be entitled to physical delivery in definitive form of 2037 Debentures, equal in principal amount to such beneficial interest and to have 2037 Debentures registered in its name as shall be established in a Company order.

Section 307. Interest.

The 2037 Debentures will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from April 13, 2007 at the rate of 6.15% per annum, payable semiannually; interest payable on each Interest Payment Date will include interest accrued from April 13, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are April 15 and October 15, commencing on November 1, 2007; and the record date for the interest payable on any Interest Payment Date is the close of business on May 1 or November 1, as the case may be, next preceding the relevant Interest Payment Date.

Section 308. Authorized Denominations.

The 2037 Debentures shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 309. Redemption.

The 2037 Debentures are subject to redemption at the option of the Company as set forth in the form of 2037 Debenture attached hereto as Exhibit B.

Section 310. Change of Control.

(a) Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem all 2037 Debentures in accordance with the redemption terms as set forth in the 2037 Debentures, the Company shall make an irrevocable offer to each Holder of 2037 Debentures to repurchase all or any part (in integral multiples of $1,000) of such Holder’s 2037 Debentures at a repurchase price in cash equal to 101% of the aggregate principal amount of 2037 Debentures repurchased plus any accrued and unpaid interest on the 2037 Debentures repurchased to, but not including, the date of repurchase.

(b) Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but in either case, after the public announcement of such Change of Control, the Company shall mail to each Holder of 2037 Debentures, with a copy to the Trustee, a notice:

(i) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(ii) offering to repurchase all 2037 Debentures tendered;

(iii) setting forth the payment date for the repurchase of the 2037 Debentures, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed;

(iv) if mailed prior to the date of consummation of the Change of Control, stating that the offer to repurchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in such notice;

(v) disclosing that any 2037 Debenture not tendered for repurchase will continue to accrue interest; and

(vi) specifying the procedures for tendering 2037 Debentures.

(c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2037 Debentures as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the 2037 Debentures, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the 2037 Debentures by virtue of such conflict.

(d) On the repurchase date following a Change of Control Repurchase Event, the Company shall, to the extent lawful:

(i) accept for payment all 2037 Debentures or portions thereof properly tendered pursuant to such offer;

(ii) deposit with the Trustee an amount equal to the aggregate purchase price in respect of all 2037 Debentures or portions thereof properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the 2037 Debentures properly accepted, together with an officers’ certificate of the Company stating the aggregate principal amount of 2037 Debentures or portions thereof being repurchased by the Company.

(e) The Trustee will promptly mail to each Holder of 2037 Debentures properly tendered, the purchase price for such 2037 Debentures, and the Trustee, upon the execution and delivery by the Company of such 2037 Debentures, will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new 2037 Debenture equal in principal amount to any unpurchased portion of any 2037 Debentures surrendered; provided that each new 2037 Debenture will be in a principal amount of an integral multiple of $1,000.

(f) The Company shall not be required to make an offer to repurchase the 2037 Debentures upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all 2037 Debentures properly tendered and not withdrawn under its offer.

(g) Solely for purposes of this Section 310 in connection with the 2037 Debentures, the following terms shall have the following meanings:

“Below Investment Grade Ratings Event” means that on any day within the 60-day period (which period shall be extended so long as the rating of the 2037 Debentures is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (i) the occurrence of a Change of Control; or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, the 2037 Debentures are rated below Investment Grade by each of the Rating Agencies. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of such ratings event).

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than the Company, its subsidiaries, or such subsidiaries’ employee benefit plans, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined Voting Power of the Company’s voting stock or other voting stock into which the Company’s voting stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agency” means (a) each of Moody’s and S&P; and (b) if either of Moody’s or S&P ceases to rate the 2037 Debentures or fails to make a rating of the 2037 Debentures publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company and as certified by the Company’s board of directors as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 311. Appointment of Agents.

The Trustee will initially be the Security Registrar and Paying Agent for the 2037 Debentures and will act as such only at its offices in New York, New York.

ARTICLE FIVE

FORMS OF DEBENTURES

Section 401. Form of 2017 Debentures.

The 2017 Debentures and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto.

Section 402. Form of 2037 Debentures.

The 2037 Debentures and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit B hereto.

ARTICLE FIVE

ORIGINAL ISSUE OF DEBENTURES

Section 501. Original Issue of 2017 Debentures.

The 2017 Debentures may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company order, authenticate and deliver such 2017 Debentures as in such Company order provided.

Section 502. Original Issue of 2037 Debentures.

The 2037 Debentures may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company order, authenticate and deliver such 2037 Debentures as in such Company order provided.

ARTICLE SIX

MISCELLANEOUS

Section 601 Ratification of Indenture.

The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the 2017 Debentures and the 2037 Debentures.

Section 602. Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 603. Governing Law.

This Supplemental Indenture, each 2017 Debenture and each 2037 Debenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 604. Separability.

In case any one or more of the provisions contained in this Supplemental Indenture, the 2017 Debentures or the 2037 Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the debentures, but this Supplemental Indenture and the debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 605. Counterparts.

This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

BURLINGTON NORTHERN SANTA FE CORPORATION

By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee
By:
Name:
Title:

EXHIBIT A

FORM OF 2017 DEBENTURES

EXHIBIT B

FORM OF 2037 DEBENTURES